EXHIBIT 99.1

EXECUTION VERSION

THIRD EXTENSION AGREEMENT TO

JOINT DEVELOPMENT AND LICENSE AGREEMENT

THIS THIRD EXTENSION AGREEMENT TO JOINT DEVELOPMENT AND LICENSE AGREEMENT (this “Third Extension”) is entered into as of July 14, 2010, by and among BP Biofuels North America LLC, a Delaware limited liability company (“BP”), Verenium Biofuels Corporation, a Delaware corporation (“Verenium”), and Galaxy Biofuels LLC, a Delaware limited liability company (“Galaxy”), each of which is referred to herein individually as a “Party,” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Parties have entered into a Joint Development and License Agreement effective as of August 1, 2008 (the “JDLA”), pursuant to which BP and Verenium are conducting the Joint Development Program and the JDP Plan;

WHEREAS, under the JDLA, the Initial JDP Term was to have expired on February 1, 2010;

WHEREAS, (i) pursuant to that certain Amendment No. 1 To Joint Development Agreement dated January 31, 2010 (“Amendment No. 1”), the Parties extended the JDP Term until 12:01 am (Central Time) on March 1, 2010, (ii) pursuant to the Extension Agreement to Joint Development and License Agreement dated February 26, 2010 (the “First Extension”), the Parties further extended the JDP Term until 12:01 am (Central Time) on April 1, 2010, and (iii) pursuant to the Second Extension Agreement to Joint Development and License Agreement dated March 31, 2010 (the “Second Extension,” and collectively with Amendment No. 1, the First Extension and this Third Extension, the “Extensions”), the Parties further extended the JDP Term until 12:01 am (Central Time) on August 1, 2010, in each case in order to continue the Joint Development Program (the “JDP”); and

WHEREAS, the Parties desire to modify and extend the extended JDP Term in order to further continue the JDP on the terms set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Incorporation of Recitals; Definitions. The foregoing recitals are hereby incorporated into this Third Extension and made a part hereof. Capitalized terms used herein but not otherwise defined in this Third Extension shall have the same meaning as set forth in the JDLA, as amended by the Extensions, unless otherwise indicated herein.

2. JDP Term Extension. In accordance with Section 11.1.1 of the JDLA, as amended and extended pursuant to the Extensions, the Parties hereby agree that the Second Extended Term (as defined in the Second Extension) shall end on the date hereof, and concurrently therewith, the JDP Term shall be extended for a new extension term commencing on the date hereof and ending on the earlier of (a) 11:59 pm (Central Time) on October 14, 2010, (b) the date of termination of that certain Asset Purchase Agreement dated as of the date hereof by and between BP and Verenium Corporation (the “Purchase Agreement”), or (c) the Closing Date (as defined in the Purchase Agreement). For the avoidance of doubt, the Parties hereby acknowledge and agree that this Third Extension shall not amend or extend the Initial JDP Term.

3. Third Extension JDP Funding. In consideration of Verenium’s continued performance under the JDP, BP agrees to pay to Verenium the following amounts (each a “Payment” and all payments made by BP to Verenium hereunder the “Third Extension JDP Funds”) on the following dates (each a “Payment Date”) provided that the JDP Term has not terminated prior to the applicable Payment Date in accordance with the terms hereof:

PAYMENT DATE	AMOUNT OF PAYMENT

Fifth (5th) business day following the date of this Third Extension	Initial Payment Amount

August 1, 2010	$2,500,000

August 15, 2010	$2,500,000

September 1, 2010	$2,500,000

September 15, 2010	$2,500,000

October 1, 2010	$2,500,000

For purposes of the foregoing table, the “Initial Payment Amount” shall mean an amount equal to the product of (i) $80,645, multiplied by, (ii) the total number of days from the date of this Third Extension through July 31, 2010 (exclusive of the date of this Third Extension and inclusive of July 31, 2010). In the event a Payment Date is not a business day then the Payment with respect to such applicable Payment Date shall be made on the next succeeding business day. Verenium acknowledges and agrees that each Payment will be compensation in advance for Verenium’s services during the 15 days following the applicable Payment Date (except in the case of the Initial Payment Date, in which case the Payment shall be compensation in advance for Verenium’s services from the date of this Third Extension through July 31, 2010) (each an “Applicable Payment Period”). In the event the JDP Term expires pursuant to Section 2(b) or 2(c) above (the date of any such event, an “Early Expiration Date”), Verenium shall promptly, and in any event within five (5) business days following the Early Expiration Date, refund to BP that portion of BP’s most recent Payment applicable to the number of days remaining in the Applicable Payment Period after and exclusive of the Early Expiration Date, calculated on a pro rata basis, without regard to whether Verenium has any planned or intended use for such funds. Notwithstanding the foregoing, for so long as a Company Terminating Breach (as defined in the Purchase Agreement) is continuing (after giving effect to any applicable cure periods under the Purchase Agreement), BP shall have no obligation to make any Payments hereunder.

4. Notification. Before making any line item expenditure of Third Extension JDP Funds in excess of $75,000, Verenium will provide BP with written notice of such expenditure, which notice shall provide the nature and purpose of such expenditure. Notwithstanding the foregoing, Verenium will not be required to provide any notice of expenditures solely in connection with the Jennings Facility (as defined in the Purchase Agreement) or relating to compensation of Verenium’s employees at the Jennings Facility.

5. Third Extension JDP Services. The Parties agree that the JDP Plan, as amended pursuant to the Extensions, will include such services as BP and Verenium may agree in writing from time to time.

6. No Waiver of Rights Pursuant to the JDP. BP and Verenium have not waived, and do not intend to waive, any of their respective rights or remedies under (a) the JDLA, (b) Amendment No. 1, the First Extension and the Second Extension, (c) the JDP, (d) that certain letter dated August 5, 2008 from Verenium to BP setting forth, among other items, the JDP Plan, (e) that certain letter dated March 31, 2010, and the supplemental letter related thereto dated April 23, 2010, from BP to Verenium, or (f) the Operating Agreement of Galaxy (dated and effective August 1, 2008) (the “Operating Agreement”) (collectively, the “Galaxy Agreements”). By entering into this Third Extension and agreeing to the Third Extended Term, BP and Verenium agree that neither BP nor Verenium is waiving any of its rights or remedies under any one or all of the Galaxy Agreements, at law or in equity, and that neither of them shall be prejudiced in any way as the result of entering into this Third Extension and agreeing to the Third Extended Term.

7. Representations and Warranties. Each Party represents and warrants to the other that each of the undersigned has the authority to act on behalf of such Party, to execute and deliver this Third Extension on behalf of such Party, and to bind such Party to the terms and conditions of this Third Extension. None of the Parties has relied upon any representations or statements made by any other Party with respect to this Third Extension which are not specifically set forth in this Third Extension.

8. Governing Law. This Third Extension will be governed and construed in accordance with the laws of the State of New York, United States of America, to the exclusion of both its principles and rules on conflicts of laws and the provisions of the United Nations Convention on Contracts for the International Sale of Goods.

9. Amendment and Waiver. This Third Extension may be amended only by a written agreement signed by the Parties to be charged with any such amendment. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay in exercising any right, power or privilege under this Third Extension will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or any other right, power or privilege.

10. Effect of Third Extension; Entire Agreement. As amended by the Extensions, all of the terms and conditions of each of the Galaxy Agreements shall remain unchanged and in full force and effect. The Parties acknowledge and agree that in the event of any conflict between the terms of this Third Extension and the terms of the Galaxy Agreements, the terms of this Third Extension shall govern. This Third Extension, together with the Galaxy Agreements, contains the entire agreement and understanding between the Parties respecting the subject matter hereof, and supersedes all prior and contemporaneous agreements, statements, understandings, terms, conditions, negotiations, representations and warranties, whether written or oral, made by and among the Parties concerning the matters covered by this Third Extension.

11. No Presumption Against Drafter. Each of the Parties has jointly participated in the negotiation and drafting of this Third Extension. In the event of an ambiguity or a question of intent arises, this Third Extension shall be construed as if drafted jointly by each of the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of authorship of any of the provisions of this Third Extension.

12. Counterparts; Electronic Transmission. This Third Extension may be executed in one or more counterparts, none of which need contain the signatures of each of the Parties and each of which shall be deemed an original. The Parties may deliver executed signature pages to this Third Extension by facsimile or e-mail transmission. No Party shall raise as a defense to the formation or enforceability of this Third Extension as a contract, and each Party forever waives any such defense, either (i) the use of facsimile or e-mail transmission to deliver a signature or (ii) the fact that any signature was signed and subsequently transmitted via facsimile or e-mail transmission.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Third Extension as of the date first set forth above.

BP BIOFUELS NORTH AMERICA LLC

By:	/s/ Susan Ellerbusch
Name:	Susan Ellerbusch
Title:	Authorized Signatory

VERENIUM BIOFUELS CORPORATION

By:	/s/ Carlos A. Riva
Name:	Carlos A. Riva
Title:	President

GALAXY BIOFUELS LLC

Verenium Biofuels Corporation, its member

	By:	/s/ Carlos A. Riva
	Name:	Carlos A. Riva
	Title:	President

BP Biofuels North America LLC, its member

	By:	/s/ Susan Ellerbusch
	Name:	Susan Ellerbusch
	Title:	Authorized Signatory

SERVICES DURING THIRD EXTENDED TERM

Pursuant to Section 3 of that Third Extension Agreement to Joint Development and License Agreement dated as of July 14, 2010 (the “Third Extension”)1, by and among BP Biofuels North America LLC, a Delaware limited liability company (“BP”), Verenium Biofuels Corporation, a Delaware corporation (“Verenium”), and Galaxy Biofuels LLC, a Delaware limited liability company, Verenium and BP agree that the JDP Plan, as amended pursuant to the Extensions, will include the following services from the date of the Third Extension through the expiration of the Third Extension according to Section 2 thereof:

(1) Continue the following activities under Galaxy’s R&D programs:

(a) Feedstock preparation;

(b) Hydrolysis and preparation for fermentation;

(c) Fermentation (including activities related to enzyme production, fermentation organisms and fermentation optimization);

(d) Support activities at the Jennings demonstration plant; and

(e) Perform regularly scheduled monthly Jennings demonstration plant runs and associated data collection and analysis.

(2) Perform C5 and C6 fermentations at the San Diego facilities supporting the Jennings demonstration plant optimization using feedstocks from the monthly Jennings demonstration plant runs.

(3) Supply the engineering and construction resources necessary for supporting operations at the Jennings demonstration plant, excluding all “surge” activities.

Acknowledged and agreed as of July 14, 2010:

BP BIOFUELS NORTH AMERICA LLC

By:	/s/ Susan Ellerbusch
Name:	Susan Ellerbusch
Title:	Authorized Signatory

VERENIUM BIOFUELS CORPORATION

By:	/s/ Carlos A. Riva
Name:	Carlos A. Riva
Title:	President

[1]	Capitalized terms used herein shall have the meanings given to them in the Third Extension unless otherwise indicated herein.